UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 16, 2016

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 16, 2016, the Company entered into amendments (collectively, the "Amendments”) to the employment agreements, as previously amended (collectively, the “Employment Agreements”), with (i) Ajay Sabherwal, the Company’s Executive Vice President and Chief Financial Officer and (ii) Peter G. Nixon, the Company’s Executive Vice President, Revenue and External Affairs, to extend the respective terms thereof through December 31, 2019, unless terminated sooner or renewed as provided in the applicable Employment Agreement. Except as provided therein, the Amendments provide that all other terms and conditions of the Employment Agreements remain in full force and effect.

The foregoing descriptions of the various amendments are qualified in their entirety by reference to the Amendments, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2016, which the Company intends to file in August 2016. Copies of the Employment Agreements, which are incorporated herein by reference, were previously filed with the Securities and Exchange Commission ("SEC") on March 7, 2013 as Exhibits 10.18 and 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the first amendments were previously filed with the SEC on November 3, 2015 as Exhibits 10.2 and 10.4 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2015.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 16, 2016, the Company held its 2016 annual meeting of shareholders (the "2016 Annual Meeting"). At the 2016 Annual Meeting, shareholders considered and voted upon the following proposals:

1.
The election of the nine directors nominated by the board of directors (the "Board") and named in the table below to serve until the Company's next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	The approval, by a non-binding advisory vote, of the Company's named executive officer compensation; and

3.	The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.
Of the 27,065,799 shares of common stock of the Company outstanding and entitled to vote at the 2016 Annual Meeting, 24,520,462, or approximately 90.6%, were represented at the meeting in person or by proxy, and therefore a quorum was present.
Shareholders elected each of the nine nominees for director to serve on the Board until the Company's next annual meeting of shareholders and until their successors are duly elected and qualified based upon the following votes:

Nominee	Votes in Favor	Votes Withheld	Broker Non-Votes
Peter D. Aquino	21,497,536	247,695	2,775,231
Dennis J. Austin	21,553,886	191,345	2,775,231
Peter C. Gingold	21,497,536	247,695	2,775,231
Edward D. Horowitz	21,553,786	191,445	2,775,231
Michael J. Mahoney	21,553,886	191,345	2,775,231
Michael K. Robinson	21,305,824	439,407	2,775,231
Paul H. Sunu	21,553,529	191,702	2,775,231
David L. Treadwell	21,553,886	191,345	2,775,231
Wayne Wilson	21,553,886	191,345	2,775,231

Shareholders approved, by a non-binding advisory vote, the Company's named executive officer compensation based upon the following votes:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
21,626,217	116,507	2,507	2,775,231
Shareholders ratified the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 based upon the following votes:

Votes in Favor	Votes Against
24,504,960	15,502

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Susan L. Sowell
	Name:	Susan L. Sowell
	Title:	Senior Vice President and Assistant General Counsel
Date: May 17, 2016